Exhibit 99.2
ADJUSTMENTS TO THE CONDENSED CONSOLIDATED PRO FORMA UNAUDITED FINANCIAL STATEMENTS
The following pro forma adjustments are incorporated into the pro forma Condensed Consolidated Balance Sheet as of March 31, 2008 and the pro forma Condensed Consolidated Statements of Operations for the fiscal year-ended September 30, 2007 and the six- month period ended March 31, 2008.
i.	The Condensed Consolidated Pro Forma Statement of Operations of Tri-Isthmus Group, Inc. (“TIG”) for the year ended September 30, 2007 was prepared as if the acquisition of Southern Plains Medical Center, PC (“SPMC”) took place on October 1, 2006. The Condensed Consolidated Pro Forma Statement of Operations of TIG for the six-months ended March 31, 2008 was prepared as if the acquisition of SPMC took place on October 1, 2007. The Condensed Consolidated Pro Forma Balance Sheet as of March 31, 2008 was prepared as if the acquisition of SPMC took place on March 31, 2008.

ii.	The Financial Year of TIG ended September 30, 2007, and the Financial Year for its subsidiary SPMC ended December 31, 2007. Due to a change of financial year-end from January 31 to September 30, the period ended September 30, 2007 for TIG was an eight month transition period. Therefore, the Consolidated Pro forma statement of operations for September 30, 2007 was prepared based on the eleven months ended September 30, 2007 for TIG, which includes the quarter ended January 31, 2007 and the transition period ended September 30, 2007, and the twelve months ended December 31, 2007 for SPMC. The Consolidated Pro Forma statement of operations for the six-month period ended March 31, 2008 was prepared based on the six-month period ended March 31, 2008 for TIG and based on the activity for the six months of operations for SPMC from October 1, 2007 to March 31, 2008.
CONDENSED CONSOLIDATED BALANCE SHEET

a.	New basis of acquired assets based on the fair market value of assets at the date of the close versus the recorded book value of the assets.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the period ended September 30, 2007
a.	Depreciation has been adjusted to reflect the estimated depreciation increase due to the stepped up value of the depreciable assets resulting from the purchase price allocation.
For the six-months ended March 31, 2008
a.	Depreciation has been adjusted to reflect the estimated depreciation increase due to the stepped up value of the depreciable assets resulting from the purchase price allocation.

TRI-ISTHMUS GROUP, INC.
ProForma Statement of Operations 9/30/2007
Amount (in $ thousand)

*	TIG amounts are for the eleven month period from 10/31/06 to 9/30/07

**	Southern Plains amounts are for the year ended 12/31/07

	TIG-Consolidated*	Southern Plains**	Pro Forma	Pro
	For eleven months ended 9.30.07	For year ended 12.31.07	Adjustments	Forma

Revenue from services	3,154	12,393		15,547

Cost and expenses:
Selling, general and administrative expenses	5,400	12,955	198 (a)	18,553
Amortization of stock-based compensation	307	—	—	307
Impairment loss on goodwill	228	—	—	228

Total costs and expenses	5,935	12,955	198	19,088

Operating loss	(2,781)	(562)	(198)	(3,541)

Interest income	3	—	—	3
Other income	—	51	—	51
Interest expense	—	(390)	—	(390)
Minority interest	261	—	—	261

Net loss from continuing operations before taxation	(2,517)	(901)	(198)	(3,616)

Income tax benefit/(expense)	—	199	—	199

Net income/(loss) available to common shareholders	(2,517)	(702)	(198)	(3,417)

Net income/(loss) per common share:
Basic	$(0.67)			$(0.86)

Diluted	N/A			N/A

Weighted average shares outstanding	3,739,833			3,983,583

TRI-ISTHMUS GROUP, INC.
Proforma Balance Sheet
3.31.08
Amount (in $ thousand)
Amounts shown are as of the period ended 3.31.08

			Pro Forma		Pro
	TIG-Consolidated	Southern Plains	Adjustments		Forma

ASSETS
Current assets:
Cash and cash equivalents	7,663	145	(910	)(a)	6,898
Current portion of restricted cash	—	—	152	(a)	152
Accounts receivable, net	6,030	1,574			7,604
Advance to affiliate	239	—			239
Prepaid expenses	397	56			453
Other current assets	1,839	116			1,955

Total current assets	16,168	1,891			17,301

Property and equipment, net	6,251	1,728	3,305	(a)	11,284
Other assets	—	42			42
Restricted cash	—	—	303	(a)	303
Goodwill	759	—			759

Total assets	23,178	3,662			29,690

LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS EQUITY (DEFICIT)
Current liabilities:
Accounts payable	1,121	1,305	(239	)(a)	2,665
Accrued expenses	2,095	51			2,146
Staff accruals	772	181			953
Note payable, short-term	6,500	901			7,401

Total current liabilities	10,488	2,437			13,164

Note payable, long-term	468	3,951			4,419
Other long term liabilities	140	—			140
Minority interest	2,596	—			2,596

Total Liabilities	13,692	6,388			20,319

Non-redeemable preferred stock:
Preferred stock Series 1-A	166	—			166
Preferred stock Series 2-A	25	—			25

Total non-redeemable preferred stock	191	—			191

Redeemable preferred stock:
Preferred stock Series 5-A	6,489	—			6,489
Preferred stock Series 6-A	3,287	—			3,287
Series B preferred stock issued by subsidiary	2,500	—			2,500

Total redeemable preferred stock	12,276	—			12,276

Shareholders equity (deficit):
Common stock	82	3	(1	)(a)	84
Notes receivable from shareholders	—	(228)			(228)
Additional paid-in capital	68,346		111	(a)	68,457
Accumulated deficit	(71,357)	(2,501)	(2,501	)(a)	(71,357)

Other comprehensive loss	(52)	—			(52)

Total shareholders equity (deficit)	(2,981)	(2,727)			(3,097)

Total liabilities, preferred stock and shareholders equity	23,178	3,662			29,690

TRI-ISTHMUS GROUP, INC.
ProForma Statement of Operations
Six-Months Period Ended 3.31.08
Amount (in $ thousand)

	TIG-Consolidated	Southern Plains	Pro Forma	Pro
	For six-months ended 3.31.08	For six-months ended 3.31.08	Adjustments	Forma

Revenue from services	11,257	6,305	—	17,562

Cost and expenses:
Selling, general and administrative expenses	11,659	6,231	—	17,890
Amortization of stock-based compensation	81	—	—	81
Depreciation and amortization	159	210	32 (a)	401

Total costs and expenses	11,899	6,441	32	18,372

Operating loss	(642)	(136)	(32)	(810)
Other income	—	285	—	285
Interest income	75	—	—	75
Interest expense	(509)	(172)	—	(681)
Minority interest	(169)	—	—	(169)

Net loss from operations before taxation and non-cash beneficial conversion feature	(1,245)	(24)	(32)	(1,300)

Income tax benefit/(expense)	—	—	—	—

Net income/(loss)	(1,245)	(24)	(32)	(1,300)

Non-cash beneficial conversion feature preferred dividend	(1,521)	—	—	(1,521)

Net loss attributable to common shareholders	(2,766)	(24)	(32)	(2,821)

Net income/(loss) per common share:
Basic	$(0.40)			$(0.40)

Diluted	N/A			N/A

Weighted average shares outstanding	6,862,465			7,106,215